Exhibit 99.1

Clipper Realty Inc. Announces Fourth Quarter and Full-Year 2016 Results

NEW YORK, March 30, 2017 /Business Wire/ -- Clipper Realty Inc. (NYSE: CLPR) today announced financial and operating results for the three and twelve months ended December 31, 2016.

Highlights

●	Revenues grew approximately 10% to $93.0 million for the year ended December 31, 2016 and approximately 15% to $24.2 million for the fourth quarter of 2016
●	Initial public offering completed in March 2017 raising gross proceeds to the Company of $86.3 million
●	New lease with New York City took effect January 1, 2017, increasing revenue by $2.6 million annually
●	Tribeca House loans refinanced in November 2016 paying off $100 million mezzanine loan that bore 7.875% over LIBOR
●	Aspen property purchased for $103 million in June 2016
●	Contract to purchase property at 107 Columbia Heights entered into in February 2017
●	Company declares dividend of $0.085 for the fourth quarter of 2016

Management Commentary

David Bistricer, Co-Chairman and Chief Executive Officer, said, “We are pleased with our strong rent growth across our portfolio in 2016 and are looking forward to continued growth. We continue to experience excellent demand for our residential properties in Brooklyn and Manhattan. We are pleased that we negotiated an extension and an increase in rents for a lease with New York City on a portion of our office properties in downtown Brooklyn that will generate significantly higher revenue in 2017. We look forward to completing the previously announced acquisition of the Columbia Heights property. With solid operating results, the funds raised in our recently completed IPO and the beneficial refinancing of the Tribeca House loans, we are well positioned for future growth.”

Financial Results

Net Loss Attributable to Common Shareholders

Net loss attributable to common shareholders for the year ended December 31, 2016 was $3.7 million, or $0.34 per share, as compared to $1.4 million or $0.12 per share in 2015. Revenues grew by $8.4 million in 2016 to $93.0 million from $84.6 million, or approximately 10%. Net loss attributable to common shareholders for the quarter ending December 31, 2016 was $0.9 million, or $0.09 per share, as compared to $0.8 million or $0.07 in 2015. Revenues grew by $3.2 million to $24.2 million, or approximately 15%.

The increase in revenues during the fourth quarter and year ended December 31, 2016 were attributable to the acquisition of our Aspen property in June 2016 and increases in residential rent per square foot at our Flatbush Gardens and Tribeca House properties. The increase in loss attributable to common shareholders was a result of the increase in revenues offset by the full year effect of the increase in general and administrative costs, including executive salaries and non-cash amortization of equity awards, as a result of our private stock offering in August 2015. Non-cash depreciation and amortization expenses also have increased as a result of a capital improvement plan at several of the properties and the acquisition of the Aspen property, including purchase accounting depreciation. Expenses also reflect property tax increases, primarily at the Tribeca House and Flatbush Gardens properties.

Adjusted Funds from Operations (AFFO)

AFFO for the year ended December 31, 2016 was $10.0 million, or $0.26 per share, as compared to $9.2 million, or $0.24 per share, in 2015. AFFO for the quarter ended December 31, 2016 was $2.8 million, or $0.07 per share, as compared to $1.9 million, or $0.05 per share, for the fourth quarter of 2015. AFFO in 2016 benefited from the above-mentioned acquisition of the Aspen property, higher revenues at the Flatbush Gardens and Tribeca House properties and lower maintenance costs as the Company focused on significant renovation projects. These costs were partially offset by higher compensation beginning in August 2015 and scheduled increases in property taxes, primarily at the Tribeca House and Flatbush Gardens properties.

A reconciliation of AFFO to net income and an expanded discussion of the components of AFFO can be found later in this release.

Balance Sheet

Total debt was $764.6 million at December 31, 2016 as compared to $721.5 million at December 31, 2015. This includes $70.0 million bearing interest of 3.68% for 12 years in connection with the acquisition of the Aspen property, $24.5 million of additional debt at a fixed rate of 3.875% for 12 years at the 141 Livingston Street property and a reduction of $50 million in connection with refinancing the Tribeca House loans at a reduced spread over LIBOR by 62 basis points. At December 31, 2016, 46% of our debt was fixed, average maturity was 5.25 years and average rate was 4.2%.

In February and March 2017, the Company completed an initial public offering in which it sold approximately 6.4 million shares at $13.5 per share raising approximately $86.3 million gross proceeds.

Acquisitions

On June 27, 2016, the Company purchased the Aspen, a block front located at 1955 1st Avenue, New York, NY that was built in 2004. The property is a seven-story building comprising 186,602 square feet, 232 residential rental units, three retail units and a parking garage. The Company believes there is an opportunity to increase rents by improving certain of the finishes of the property.

In February 2017, the Company entered into a purchase agreement for a residential property located at 107 Columbia Heights in Brooklyn for $87.5 million or $560 per square foot. The property comprises approximately 154,000 square feet, 161 residential units.

Capital Expenditures

The Company has been engaged in a capital program to reposition several of its properties and achieve optimal rent growth. The Company spent $15.7 million on major renovation projects in 2016 as compared to $5.5 million in 2015. At the Tribeca House property, the expenditures were to upgrade units and common areas, including the lobby. At the Flatbush Gardens property which comprises 59 buildings and nearly 22 acres, the expenditures were to replace a major terrace area, install comprehensive security cameras and lighting and refurbish all the basement areas. At the 141 Livingston Street property leased to New York City, we spent nearly half of the $5.2 million of refurbishments agreed to under the lease that renewed in 2014.

Dividend

Today the Company announces a fourth quarter dividend of $0.085 per share to shareholders of record on April 10, 2017 payable April 17, 2017.

Conference Call and Supplemental Material

The Company will host a conference call on March 30, 2017 at 5:00 PM Eastern Time to discuss further fourth quarter and full year 2016 results. The conference call dial-in number is 888-267-2845 or 1-973-413-6102, conference entry code 597622. Supplemental data to this release can be found under “Presentations” navigation tab on the “Investors” page of our website at www.clipperrealty.com. Our filings with the Securities and Exchange Commission (“SEC”) will be filed at www.sec.gov under Clipper Realty Inc.

About Clipper Realty

Clipper Realty Inc. (NYSE: CLPR) is a self-administered and self-managed real estate company that acquires, owns, manages, operates and repositions multifamily residential and commercial properties in the New York metropolitan area, with an initial portfolio in Manhattan and Brooklyn. For more information on Clipper Realty Inc., please visit www.clipperrealty.com.

Forward Looking Statements

Various statements contained in this press release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward looking statements. These forward-looking statements may include estimates concerning the timing of certain acquisitions, the amount of capital projects, and the success of specific properties. Our forward-looking statements are generally accompanied by words such as "estimate," "project," "predict," "believe," "expect," "intend," "anticipate," "potential," "plan" or other words that convey the uncertainty of future events or outcomes. The forward-looking statements in this press release speak only as of the date of this press release. We disclaim any obligation to update these statements unless required by law, and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These and other important factors, including “Clipper Realty Announces Agreement to Acquire Residential Property at 107 Columbia Heights in Brooklyn” and those discussed in the "Risk Factors" section within our final prospectus dated February 9, 2017, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements.

Contacts

Investors:

Clipper Realty Inc.

Lawrence Kreider, CFO

718-438-2804 x2231

M: 917-370-2046

F: 718-438-3848

www.ClipperRealty.com

Clipper Realty Inc. and Predecessor

Consolidated and Combined Statement of Operations

(In thousands except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(unaudited)
REVENUES
Residential rental income	$17,760	$15,189	$67,165	$60,784
Commercial income	4,715	4,214	18,558	17,256
Tenant recoveries	1,092	826	4,061	3,477
Garage and other income	671	771	3,221	3,087
TOTAL REVENUES	24,238	21,000	93,005	84,604

OPERATING EXPENSES
Property operating expenses	6,557	5,592	25,442	23,283
Real estate taxes and insurance	4,717	4,023	17,740	14,926
General and administrative	2,088	2,030	8,405	5,296
Acquisition costs	(81)	75	326	75
Depreciation and amortization	4,649	2,865	15,295	12,521
TOTAL OPERATING EXPENSES	17,930	14,584	67,208	56,101

INCOME FROM OPERATIONS	6,308	6,416	25,797	28,503

Interest expense, net	(9,387)	(8,976)	(38,136)	(36,703)

Net loss	(3,079)	$(2,560)	(12,339)	$(8,200)

Net loss attributable to Predecessor	-	-	-	3,690

Net loss attributable to non-controlling interests	2,147	1,785	8,604	3,145
Dividends attributable to preferred shares	(8)	-	(19)	-
Net loss attributable to stockholders	$(940)	$(775)	$(3,754)	$(1,365)

Basic and diluted (loss) per share	$(0.09)	$(0.07)	$(0.34)	$(0.12)

Weighted average per share / OP unit information:
Common shares outstanding	11,423	11,423	11,423	11,423
OP units outstanding	26,317	26,317	26,317	26,317
	37,740	37,740	37,740	37,740

Clipper Realty Inc. and Predecessor

Consolidated Balance Sheets

(in thousands, except par value and per share data)

	December 31	December. 31,
	2016	2015
ASSETS
Investment in real estate
Land and improvements	$433,666	$384,437
Building and improvements	435,318	376,225
Tenant improvements	2,986	2,525
Furniture, fixtures and equipment	9,281	7,592
Total Investment in real estate	881,251	770,779
Accumulated depreciation	(58,174)	(44,672)
Investment in real estate, net	823,077	726,107

Cash and cash equivalents	37,547	125,332
Restricted cash	11,105	9,962
Tenant and other receivables, net of allowance for doubtful accounts of 2,495 (unaudited) and $2,534, respectively	4,485	1,476
Deferred rent	3,825	3,881
Deferred costs and intangible assets, net	13,953	5,267
Prepaid expenses and other assets	11,216	9,093

TOTAL ASSETS	$905,208	$881,118

LIABILITIES AND EQUITY
Notes payable	$754,459	$713,440
Accounts payable and accrued liabilities	8,982	5,326
Security deposits	6,248	5,558
Below-market leases, net	6,862	7,848
Other liabilities	2,441	2,569

TOTAL LIABILITIES	778,992	734,741

TOTAL EQUITY
Preferred stock, $0.01 par value, Series A Cumulative Non-voting, 12.5%; $137,500 liquidition preference, 132 shares issued and outstanding	-	-
Common stock, $0.01 par value, 500,000,000 shares authorized, 11,422,606 issued and outstanding	114	114
Additional paid-in-capital	46,671	46,049
Accumulated deficit	(8,584)	(1,860)
Predecessor equity (members' capital)	-	-
Total stockholders' and predecessor equity	38,201	44,303

Non-controlling interests	88,015	102,074
Total Equity	126,216	146,377

TOTAL LIABILITIES AND EQUITY	$905,208	$881,118

Clipper Realty Inc. and Predecessor

Consolidated and Combined Statement of Cash Flows

	Year Ended December 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(12,339)	$(8,200)
Adjustments to reconcile net loss income to net cash provided by operating activities:
Depreciation	13,502	11,662
Amortization of deferred financing costs and other assets	5,200	6,036
Amortization of lease intangibles and other assets	3,269	2,187
Amortization of below market leases	(1,730)	(1,714)
Deferred rent receivable	56	109
Stock-based compensation	2,523	709
Change in fair value of interest rate caps	(139)	522
Changes in operating assets and liabilities:	-	-
Restricted cash	(768)	(4,086)
Tenant and other receivables	(3,009)	2,635
Prepaid expenses, other assets and deferred costs	(979)	(2,004)
Accounts payable and accrued liabilities	3,656	382
Security deposits	238	98
Other liabilities	(130)	1,104
Net cash provided by operating activities	9,350	9,440

CASH FLOW FROM INVESTING ACTIVITIES
Additions to land, buildings, and improvements	(18,162)	(9,025)
Cash paid in connection with acquisition of real estate	(103,123)	-
Net cash used in investing activities	(121,285)	(9,025)

CASH FLOW FROM FINANCING ACTIVITIES
Costs in connection with issuance of common and preferred stock	(1,590)	(13,801)
Proceeds from sale of common and preferred stock	132	144,000
Payments of mortgage notes payables	(515,650)	(737)
Proceeds from mortgage notes payable	559,500	0
Contributions	-	2,357
Dividends and distributions	(9,951)	(15,884)
Loan costs and other	(8,291)	(175)
Net cash provided financing activities	24,150	115,760

Net increase in cash and cash equivalents	(87,785)	116,175
Cash and cash equivalents - beginning of period	125,332	9,157
Cash and cash equivalents- end of period	$37,547	$125,332
Supplemental cash flow information
Cash paid for interest	$33,536	$31,005

Clipper Realty Inc. and Predecessor

Reconciliation of Non-GAAP Measures to Net Income

(In thousands except per share data)

(unaudited)

FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as net income (computed in accordance with GAAP), excluding gains (losses) from sales of property (and impairment adjustments), plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Our calculation of FFO is consistent with FFO as defined by NAREIT.

AFFO is defined by us as FFO excluding amortization of identifiable intangibles incurred in property acquisitions, straight line rent adjustments to revenue from long-term leases and amortization of costs incurred in originating debt.  Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. In fact, real estate values have historically risen or fallen with market conditions. FFO is intended to be a standard supplemental measure of operating performance that excludes historical cost depreciation and valuation adjustments from net income. We consider FFO to be useful in evaluating potential property acquisitions and measuring operating performance.  We further consider AFFO to be useful in determining funds available for payment of distributions.

FFO and AFFO do not represent net income or cash flows from operations as defined by GAAP. You should not consider FFO and AFFO to be alternatives to net income as a reliable measure of our operating performance; nor should you consider FFO and AFFO to be alternatives to cash flows from operating, investing or financing activities (as defined by GAAP) as measures of liquidity.

The following table sets forth a reconciliation of FFO for the periods presented to net loss before allocation to non controlling interests, as computed in accordance with GAAP (amounts in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
FFO
Net loss	$(3,080)	$(2,560)	$(12,339)	$(8,200)
Real estate depreciation and amortization	4,649	2,865	15,295	12,521
	$1,569	$305	$2,956	$4,321
AFFO:
Amortization of below-market lease reserve	(373)	(429)	(1,730)	(1,714)
Amortization of straight-line rent reserve	116	53	56	109
Amortization of debt costs	947	1,540	5,200	6,036
Caps MTM	(148)	11	(139)	522
Amortization of RE tax abatements	290	332	1,476	1,328
Non-cash stock-based compensation	632	426	2,523	709
Acquisition costs	(81)	75	326	75
Maintenance capex (a)	(135)	(420)	(670)	(2,139)
	$2,819	$1,893	$9,998	$9,247
	$0.07	$0.05	$0.26	$0.24

We believe that Adjusted EBITDA is a useful measure of our operating performance. We define Adjusted EBITDAas net (loss) income before allocation to non-controlling interests plus real estate depreciation and amortization, amortization of identifiable intangibles, interest expense, net, acquisition costs and stock based compensation. Other REITs may use different methodologies for calculating Adjusted EBITDA, and accordingly, our Adjusted EBITDA may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. We use Adjusted EBITDA to evaluate our performance because Adjusted EBITDA allows us to evaluate the operating performance of our company by measuring the core operations of property performance and administrative expenses available for debt service and capturing trends in rental housing and property operating expenses. However, Adjusted EBITDA should only be used as an alternative measure of our financial performance.

The following table reconciles Adjusted EBITDA to net (loss) income before allocation to non-controlling interests (amounts in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Adjusted EBITDA
Net Loss	$(3,080)	$(2,560)	$(12,339)	$(8,200)
Depreciation and amortization	4,649	2,865	15,295	12,521
Amortization of below-market lease reserve	(373)	(429)	(1,730)	(1,714)
Amortization of straight-line rent reserve	116	53	56	109
Amortization of RE tax abatements	290	332	1,476	1,328
Non-cash stock-based compensation	632	426	2,523	709
Acquisition costs	(81)	75	326	75
Interest expense	9,387	8,976	38,136	36,703
Adjusted EBITDA	$11,541	$9,738	$43,743	$41,531
	$0.30	$0.26	$1.16	$1.10

We believe that Net Operating Income (“NOI”) is a useful measure of our operating performance. We define Net Operating Income as income from operations plus real estate depreciation and amortization, acquisition costs, general and administrative costs and amortization of identifiable intangibles. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure is widely recognized and provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our performance because NOI allows us to evaluate the operating performance of our company by measuring the core operations of property performance and capturing trends in rental housing and property operating expenses. NOI is also a widely used in valuation of properties. However, NOI should only be used as an alternative measure of our financial performance.

The following table reconciles NOI to income from operations (amounts in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Net Operating Income (NOI)
Income from operations	$6,307	$6,416	$25,797	$28,503
General and administrative	2,088	2,030	8,405	5,296
Acquisition costs	(81)	75	326	75
Depreciation and amortization	4,649	2,865	15,295	12,521
Amortization of below-market lease reserve	(373)	(429)	(1,730)	(1,714)
Amortization of straight-line rent reserve	116	53	56	109
Amortization of RE tax abatements	290	332	1,476	1,328
Net Operating Income (NOI)	$12,997	$11,342	$49,625	$46,117